UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 25, 2011

MONSANTO COMPANY
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-16167 (Commission File Number)	43-1878297 (IRS Employer Identification Number)
800 North Lindbergh Boulevard St. Louis, Missouri 63167 (Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (314) 694-1000
Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

            At the Company’s 2011 Annual Meeting on January 25, 2011, of the 536,447,128 shares outstanding and entitled to vote, 438,803,804 shares were represented, constituting a 81.8% quorum.  The final results for each of the matters submitted to a vote of shareowners at the Annual Meeting are as follows:

Item No. 1:   All of the board’s nominees for director were elected to serve until the Company’s 2014 Annual Meeting or until their respective successors are elected and qualified, by the votes set forth in the table below:

Nominee	For	Against	Abstain	Broker Non-Votes
Laura K. Ipsen	377,086,780	2,469,532	424,345	58,823,147
William U. Parfet	357,751,382	21,801,233	428,042	58,823,147
George H. Poste, D.V.M., Ph.D.	377,205,694	2,364,580	410,383	58,823,147

Item No. 2:   The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2011 was ratified by the shareowners, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
432,433,107	5,623,870	746,827	0

Item No. 3:  The shareowners approved, on an advisory (non-binding) basis, the compensation of certain executive officers, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
246,677,428	128,452,596	4,850,633	58,823,147

Item No. 4:  The shareowners approved, on an advisory (non-binding) basis, the holding of an advisory (non-binding) vote on executive compensation on an annual basis, by the votes set forth in the table below:

One-Year Frequency Vote	Two-Year Frequency Vote	Three-Year Frequency Vote	Abstain	Broker Non-Votes
236,340,254	5,172,173	136,458,701	2,009,529	58,823,147

In accordance with the results of this vote, the Board of Directors determined to implement an annual advisory vote on executive compensation.

Item No. 5    The performance goals under the Monsanto Company Code Section 162(m) Annual Incentive Plan for Covered Executives were approved by the shareowners, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
355,389,603	20,405,512	4,185,542	58,823,147

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSANTO COMPANY

By:  __/s/ Jennifer L. Woods

Name:   Jennifer L. Woods

Title:     Assistant Secretary

Dated: January 25, 2011